UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (417) 926-5151

(Former name or former address, if changed since last report)


Item 5. Other Events and Required FD Disclosure

        First Home Savings Bank, the wholly owned subsidiary of First Bancshares, Inc. has been informed its largest substandard borrower has filed for protection under Chapter 11 bankruptcy. Additional information is contained in the press release issued by the Company, which is attached hereto as Exhibit 99 and incorporated herein by reference.

1


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2004                                                First Bancshares, Inc.

                                                                               /s/ Stephen H. Romines
                                                                               Stephen H. Romines
                                                                               Chairman, President and Chief Executive Officer
                                                                               (Principal Executive Officer)

                                                                               /s/ Susan J. Uchtman
                                                                               Susan J. Uchtman
                                                                               Chief Financial Officer
                                                                               (Principal Financial and Accounting Officer)

2


Exhibit 99

Press Release Dated June 21, 2004


Mountain Grove, Missouri (June 21, 2004) --Stephen H. Romines, President and Chairman of the Board of First Bancshares, Inc. (NASDAQ - FstBksh : FBSI) and Chairman of the Board of its subsidiary, First Home Savings Bank, announced the following information has been received.

First Home Savings Bank has been informed its largest substandard borrower has filed for protection under Chapter 11 bankruptcy. Loans outstanding to this borrower and related companies total $1.8 million. Reserves of $340,000 have previously been established.

At this time, no information has been received that would indicate additional reserves are necessary.
